EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-188112 and Form S-8 No. 333-217160 of EDAP TMS S.A. of our report dated April 30, 2018, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Audit

Represented by

/s/ Elisabeth L’hermite

Elisabeth L’hermite

Lyon, France

April 30, 2018